Exhibit 99.2
Lorillard, Inc. Announces Additional Share Repurchase Program
GREENSBORO, NC, July 27, 2009 — Lorillard, Inc. (NYSE: LO) announced today that its Board of Directors approved a share repurchase program, authorizing the Company to repurchase in the aggregate up to $750 million of its outstanding common stock. This share repurchase program is in addition to the $250 million share repurchase program announced on May 21, 2009. Purchases by the Company under this program may be made from time to time at prevailing market prices in open market purchases, privately negotiated transactions, block purchase techniques or otherwise, as determined by the Company’s management. The purchases will be funded from existing cash balances, including proceeds from the Company’s recently completed debt offering.
This program does not obligate the Company to acquire any particular amount of its common stock. The timing, frequency and amount of repurchase activity will depend on a variety of factors such as levels of cash generation from operations, cash requirements for investment in the Company’s business, current stock price, market conditions and other factors. The share repurchase program may be suspended, modified or discontinued at any time and has no set expiration date.
As of July 24, 2009, the Company repurchased approximately 3.6 million shares of its outstanding common stock at a cost of $243 million under the $250 million share repurchase program announced on May 21, 2009.
About Lorillard, Inc.
Lorillard, Inc. (NYSE: LO) is the third largest manufacturer of cigarettes in the United States. Founded in 1760, Lorillard is the oldest continuously operating tobacco company in the U.S. Newport®, Lorillard’s flagship menthol-flavored premium cigarette brand, is the top selling menthol and second largest selling cigarette in the U.S. In addition to Newport, the Lorillard product line has five additional brand families marketed under the Kent®, True®, Maverick®, Old Gold® and Max® brand names. These six brands include 44 different product offerings which vary in price, taste, flavor, length and packaging. Lorillard maintains its headquarters and manufactures all of its products in Greensboro, North Carolina. For more information, visit the Company’s web site at www.lorillard.com.
CONTACT: Gordon McCoun or Hannah Sloane, +1-212-850-5600, for Lorillard, Inc.
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Forward-Looking Statement:
Certain statements made in this press release are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect”, “intend”, “plan”, “anticipate”, “estimate”, “believe”, “may”, “will be”, “will continue”, “will likely result”, and similar expressions. In addition, any statement that may be provided by management concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible actions by Lorillard, Inc. are also forward-looking statements as defined by the Reform Act.
Forward-looking statements are based on current expectations and projections about future events and are inherently subject to a variety of risks and uncertainties, many of which are beyond the control of Lorillard, Inc., that could cause actual results to differ materially from those anticipated or projected. Information describing factors that could cause actual results to differ materially from those in forward-looking statements is available in Lorillard, Inc.’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings are available from the SEC over the Internet or in hard copy, and are, in some cases, available from Lorillard, Inc. as well. Forward-looking statements speak only as of the time they are made, and Lorillard, Inc. expressly disclaims any obligation or undertaking to update these statements to reflect any change in expectations or beliefs or any change in events, conditions or circumstances on which any forward-looking statement is based.